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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(B) OR 12(G)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                          TRANS WORLD AIRLINES, INC.
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            (Exact Name of Registrant as Specified in Its Charter)


        Delaware                                        43-1145889
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(State of Incorporation or Organization)        (I.R.S. Employer
                                                Identification No.)

  One City Centre, 515 N. Sixth Street
          St. Louis, Missouri                           63101
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(Address of Principal Executive Offices)        (Zip Code)


If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective pursuant    Exchange Act and is effective
to General Instruction A.(c), please      pursuant to General Instruction A.
check the following box. [ ]              (d), please check the following box.
                                          [X]

Securities Act registration statement file number to which this form
relates:    333-44689
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Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class             Name of each exchange on which
to be so registered             each class is to be registered
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None

Securities to be registered pursuant to Section 12(g) of the Act:

9 1/4% Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share (the "Preferred Stock")
   9 1/4% Convertible Subordinated Debentures due 2007 (the "Debentures")
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                               (Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

        Information with respect to the Preferred Stock and the Debentures is incorporated herein by reference to the sections captioned "Description of Preferred Stock" and "Description of Debentures" in Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-44689), filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on February 5, 1998.

Item 2. Exhibits.

1.1 -   Amendment No. 1 to the Registration Statement on Form S-3
        (Registration No. 333-44689), filed with the Securities and Exchange Commission on February 5, 1998./1/

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        /1/Pursuant to the Instructions as to Exhibits to Form 8-A, this Exhibit is incorporated by reference.

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                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        TRANS WORLD AIRLINES, INC.


Date: February 7, 1998                 By:  /s/ Kathleen A. Soled
                                            ----------------------------
                                            Name: Kathleen A. Soled
                                            Title: Senior Vice President
                                                   and General Counsel


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